UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

422 East Vermijo Avenue, Suite 313

Colorado Springs, Colorado 80903

(Address of Principal Executive Offices)

719-219-6404

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 13, 2016, Seale and Beers, CPAs (S&B), the independent registered public accounting firm for PetroTerra Corp. (the “Company”), informed the Company that it was acquired by AMC Auditing, LLC (“AMC”). On November 1, 2016, the Board of Directors of the Company approved of the dismissal of S&B as the Registrant’s independent registered public accounting firm.

S&B’s report of the Company’s financial statements for the fiscal years ended March 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The audit reports prepared by S&B for the fiscal years ending March 31, 2016 and 2015 contained a paragraph with respect to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim periods thereto there were no disagreements with S&B, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to S&B’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

The Company provided S&B with a copy of this disclosure set forth under this Item 4.01 and has requested S&B to furnish a letter addressed to the Securities and Exchange Commission stating whether or not S&B agrees with the above statements. A copy of this letter from S&B is attached hereto as Exhibit 16.1.

On November 1, 2016, the Board of Directors of the Company approved the engagement of AMC as its independent auditor. On November 1, 2016, the accounting firm of AMC was engaged as the Company’s new independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Seale and Beers, CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2016

PETROTERRA CORP.

By:	/s/ John Barton
Name: John Barton Title: Chief Executive Officer